Exhibit 99.1

Black Creek Group’s U.S. Real Estate Investment Advisory and Distribution Business

to be Acquired by Ares Management Corporation

We are pleased to inform you that Black Creek Group (Black Creek) has entered into a definitive agreement in which Ares Holdings L.P., an affiliate of Ares Management Corporation (NYSE: ARES), will acquire 100% of Black Creek’s U.S. real estate investment advisory and distribution business. The transaction is expected to close early in the third quarter of 2021 and is subject to customary closing conditions, including regulatory approvals.

This highly complementary combination of people, investment products and resources is expected to enhance the combined firms’ capabilities, deployment and growth potential, which we believe will meaningfully benefit Black Creek investors.

With more than $200 billion of AUM, Ares is a leading global alternative investment manager operating integrated groups across private equity, credit, real estate and strategic initiatives. Ares’ real estate platform has deep experience investing in multifamily and residential, industrial and logistics, office, hospitality and mixed-use retail through real estate debt funds and U.S. and European value-add and opportunistic funds that are complementary to Black Creek’s investing capabilities. As of March 31, 2021, Ares’ real estate vertical had total AUM of $17.1 billion, which when combined with Black Creek’s AUM of $11.6 billion, would represent approximately $29 billion of real estate AUM.

We believe there is a strong alignment of shared values, cultures and investment philosophies, and we are confident that our teams will collaborate and combine our resources in an effort to enhance our capabilities to better serve our partners and investors.

Most importantly, there are no anticipated changes to the fund portfolio management teams or strategies at this time. For our public non-traded REITs specifically, the advisory contracts will formally be assigned, subject to board approval, to an Ares registered investment advisor upon closing of the transaction. However, as there are no other changes to the REITs and their investment teams at this time, a proxy vote will not be necessary. Furthermore, our regional teams and Denver main office will remain in place. With the above in mind, we firmly believe that the collective real estate experience and resources of the combined teams will be accretive to the funds and offer attractive benefits in the years to come.

We look forward to continuing our relationship and thank you for your ongoing trust in Black Creek. We will continue to keep you abreast of the details of the transaction including any future announcements.

The press release regarding the transaction can be found here.

Sincerely,

The Black Creek Group Team

518 17th Street 17th Floor • Denver, Colorado 80202 • blackcreekgroup.com

Forward-Looking Statements

This communication includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements describing the pending transaction with Ares described in this communication, the expected timing thereof and our intentions with respect to the ongoing operations of our non-traded REITs following the transaction with Ares. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Such factors may include, but are not limited to, the occurrence of any event, change or other circumstances that could cause the transaction not to be consummated and the effect of the announcement of the transaction on our business and personnel. In addition, these forward-looking statements reflect the Company's views as of the date on which such statements were made. Subsequent events and developments may cause the Company’s views to change. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.